Exhibit 23.2

Grant Thornton UK LLP 4 Hardman Square Spinningfields Manchester M3 3EB T +44 (0) 161 953 6901 www.grant-thornton.co.uk

CONSENT OF INDEPENDENT AUDITOR

We have issued our report dated 5 August 2014 with respect to the consolidated financial statements of Aimia Foods Holdings Limited as of and for the year ended 30 June 2013 included in the Current Report of Cott Corporation on Form 8-K filed on 11 May 2015, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton UK LLP
GRANT THORNTON UK LLP

Manchester
United Kingdom
22 May, 2015

Grant Thornton UK LLP

UK member firm of Grant Thornton International Ltd

Grant Thornton UK LLP is a limited liability partnership registered in England and Wales: No.OC307742.

Registered office: Grant Thornton House, Melton Street, Euston Square, London NW1 2EP

A list of members is available from our registered office.